As filed with the Securities and Exchange Commission on July 30, 2008
Registration No. 333-74330

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Texas	74-1787539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 East Basse Road
San Antonio, TX	78209
(Address of Principal Executive Offices)	(Zip Code)
The Clear Channel Communications, Inc.
2001 Stock Incentive Plan
(Full title of the plan)
Mark P. Mays
Chief Executive Officer
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
(210) 822-2828
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

SIGNATURES

Deregistration of Securities
     On November 29, 2001, Clear Channel Communications, Inc., a Texas corporation (the “Company”), filed a Registration Statement on Form S-8, File No. 333-74330 (the “Registration Statement”), registering 30,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), issuable upon the exercise of options or other incentive stock grants available for grant pursuant to the Clear Channel Communications, Inc. 2001 Stock Incentive Plan.
     On July 30, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 16, 2006, by and among the Company, BT Triple Crown Merger Co., Inc. (“Merger Sub”), B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (together with B Triple Crown Finco, LLC, the “Fincos”), as amended by Amendment No. 1 thereto, dated April 18, 2007, by and among the Company, Merger Sub and the Fincos, as further amended by Amendment No. 2 thereto, dated May 17, 2007, by and among the Company, Merger Sub, the Fincos and CC Media Holdings, Inc. (“Holdings”), and as further amended by Amendment No. 3 thereto, dated May 13, 2008, by and among the Company, Merger Sub, Holdings and the Fincos, Merger Sub merged with and into the Company, with the Company as the surviving entity (the “Merger”).
     In connection with the Merger, this Post-Effective Amendment No. 1 is being filed to deregister all shares of Common Stock registered under the Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 30th day of July, 2008.

CLEAR CHANNEL COMMUNICATIONS, INC.
By:	/s/ Mark P. Mays
Mark P. Mays
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, File No. 333-74330, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark P. Mays	Chief Executive Officer and Director	July 30, 2008
Mark P. Mays

/s/ Randall T. Mays*	President and Chief	July 30, 2008
Randall T. Mays	Financial Officer (Principal Financial Officer)
and Director

/s/ Herbert W. Hill, Jr.	Senior Vice President/Chief	July 30, 2008
Herbert W. Hill, Jr.	Accounting Officer
(Principal Accounting Officer)

/s/ L. Lowry Mays*	Chairman	July 30, 2008
L. Lowry Mays

/s/ Alan D. Feld*	Director	July 30, 2008
Alan D. Feld

/s/ Perry J. Lewis*	Director	July 30, 2008
Perry J. Lewis

/s/ B. J. McCombs*	Director	July 30, 2008
B. J. McCombs

/s/ Phyllis B. Riggins*	Director	July 30, 2008
Phyllis B. Riggins

Signature	Title	Date

/s/ Theodore H. Strauss*	Director	July 30, 2008
Theodore H. Strauss

/s/ J. C. Watts*	Director	July 30, 2008
J. C. Watts

/s/ John H. Williams*	Director	July 30, 2008
John H. Williams

/s/ John B. Zachry*	Director	July 30, 2008
John B. Zachry

*	By Mark P. Mays pursuant to Power of Attorney.